Exhibit 99.1

P R E S S  R E L E A S E

FOR IMMEDIATE RELEASE...BUSINESS AND FINANCIAL EDITORS

Raymond A. Link	Heidi A. Flannery
VP of Finance & Administration, CFO

Investor Relations Counsel

TriQuint Semiconductor, Inc.	Fi. Comm
Tel: (503) 615-9435	Tel: (503) 203-8808
Fax: (503) 615-8904	Fax: (503) 203-6833
Email: rlink@tqs.com

Email: heidi.flannery@ficomm.com

TRIQUINT SEMICONDUCTOR, INC. ANNOUNCES IMPROVED RESULTS
FOR THE QUARTER ENDED SEPTEMBER 30, 2003

Hillsboro, Oregon – October 23, 2003 - TriQuint Semiconductor, Inc. (Nasdaq: TQNT) today reported its financial results for the quarter ended September 30, 2003.

Highlights for the Quarter Ended September 30, 2003:

•      Strong seasonal demand in the wireless handset market - revenue improved 30% sequentially.

•      Gross margin improved 410 basis points sequentially.

•      Optoelectronics revenue increased 7.6% sequentially.

•      Record number of SAW filters shipped in the quarter.

•      Book-to-bill ratio for the quarter increased to 1.1 to 1 - Q4 outlook improved.

Summary Financial Results for the Quarter:

•      The revenue, gross margin and EPS are all above the Company’s guidance given on September 10, 2003, due to exceptionally strong results in the month of September.

•      Revenue in the quarter was $78.8 million, up 10.9% compared to the third quarter of 2002 and up 8.2% compared to the second quarter of 2003.

•      Gross margin improved to 29.8% compared to 25.7% in the second quarter of 2003.

•      Recurring engineering, sales and administration expenses declined from $32.1 million in the second quarter of 2003 to $27.4 million due to recently enacted expense reduction initiatives.

•      The net loss for the quarter of $5.8 million equal to a loss of $0.04 per share is substantially improved compared to a pro forma loss of $15.0 million or $0.11 per share for the second quarter of 2003. Please see the attached supplemental pro forma disclosures for a reconciliation of GAAP results to pro forma results.

•      Cash, short-term investments, and long-term marketable securities total $378 million at September 30, 2003. All of these investments are high quality corporate and government securities such as commercial paper, money market funds, notes and short-term bonds.

Commenting on the results for the quarter ended September 30, 2003, Ralph Quinsey, President and CEO, stated, “The third quarter marked a significant turning point for TriQuint. We are seeing the benefits of our new product effort ramping into revenue.  We have improved our operating results through an increased gross profit margin and reduced operating expenses. Our bookings are improved and our outlook for the fourth quarter of 2003 is bullish.”

Outlook for the Fourth Quarter of 2003:

TriQuint is forecasting revenue for the quarter ending December 31, 2003, to be up compared to the revenue for the quarter ended September 30, 2003, with a projected range of $80 million to $83 million. The gross margin for the fourth quarter of 2003 is also expected to be up compared to the third quarter with a range of 30% to 32%. Operating expenses are projected to be between $27 million and $29 million for the fourth quarter. TriQuint projects a loss per share of between $0.02 and $0.04 for the fourth quarter.

A summary table of financial guidance for 2003 is available on the “Investors” section of TriQuint’s web site.

Conference Call:

TriQuint will host a conference call this afternoon at 2:00 PM PDT to discuss the results for the quarter as well as future expectations of the Company. The call can be heard via webcast accessed through the “Investors” section of TriQuint’s web site: www.tqs.com, or through www.Vcall.com. A replay will be available for 7 days by dialing (303) 590-3000, passcode 555550#.

About TriQuint:

TriQuint Semiconductor, Inc. (Nasdaq: TQNT) is a leading supplier of high performance products for communications applications. The Company focuses on the specialized expertise, materials and know-how for RF/IF and optical applications.  The Company enjoys diversity in its markets, applications, products, technology and customer base. Markets include wireless phones, base stations, optical networks, broadband and microwave equipment, and aerospace and defense. TriQuint provides customers with standard and custom product solutions as well as foundry services. Products are based on advanced process technologies including gallium arsenide, indium phosphide, silicon germanium, and surface acoustic wave (SAW). TriQuint customers include major communications companies worldwide. TriQuint has manufacturing facilities in Oregon, Texas, Pennsylvania and Florida, production plants in Costa Rica and Mexico, and design centers in New England, Germany and Taiwan. All manufacturing and production facilities are certified to the ISO9001 international quality standard.

TriQuint is headquartered at 2300 NE Brookwood Parkway, Hillsboro, OR 97124 and can be reached at (503) 615-9000 (fax (503) 615-8900).  Visit the TriQuint web site at http://www.tqs.com.

Forward Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements such as statements of TriQuint’s anticipated revenue, operating results and projected earnings per share involve risks and uncertainties. A number of factors affect TriQuint’s operating results and could cause its actual future results to differ materially from any results indicated in this press release or in any other forward-looking statements made by, or on behalf of TriQuint, including those related to its respective markets, the demand for its components for applications such as optical networks and wireless communications, the demand for products utilizing SAW technology, and the utilization and performance of its manufacturing facilities. TriQuint cannot provide any assurance that future results will meet expectations.  Results could differ materially based on various factors, including TriQuint’s performance and market conditions. In addition, historical information should not be considered an indicator of future performance. Additional considerations and important risk factors are described in TriQuint’s reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can also be accessed at the SEC web site, www.sec.gov.

The cautionary statements made in this release should be read as being applicable to all related statements wherever they appear. Statements containing such words as “anticipates,” “believes,” “estimates,”  “expects,” “hopeful,” “intends,” “plans,”  “projects,” or similar terms are considered to contain uncertainty and are forward-looking statements.  A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the list to be a complete statement of all potential risks and uncertainties. We do not assume the obligation to update any forward-looking statements.

-end-

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share amounts)

	Quarters Ended			Nine Months Ended
	September 30, 2003	June 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002

Revenues	$78,794	$72,815	$71,020	$223,264	$194,603
Cost of sales	55,351	54,090	45,891	165,173	126,101
Gross profit	23,443	18,725	25,129	58,091	68,502
Operating expenses:
Research, development and engineering	15,834	17,702	16,667	50,896	42,108
Selling, general and administrative	11,536	14,404	9,938	38,951	31,296
Impairment of long lived assets	—	—	5,829	—	5,829
Acquisition related costs	—	—	8,575	500	8,575
Severance costs	—	2,643	1,011	2,793	1,011
Lease termination costs	—	41,962	—	41,962	—
Total operating expenses	27,370	76,711	42,020	135,102	88,819
Loss from operations	(3,927)	(57,986)	(16,891)	(77,011)	(20,317)

Interest income (expense) and other	(1,530)	(1,527)	(408)	(4,354)	(14)
Impairment of equity investments	(150)	—	(4,850)	(150)	(8,100)
Gain on retirement of debt	—	—	3,711	—	6,009
Foreign currency gains, net	—	—	—	—	4,570
Other income (expense), net	(1,680)	(1,527)	(1,547)	(4,504)	2,465
Loss before income tax	(5,607)	(59,513)	(18,438)	(81,515)	(17,852)
Income tax expense (benefit)	157	47	(9,224)	324	(8,873)
Net loss	$(5,764)	$(59,560)	$(9,214)	$(81,839)	$(8,979)

Per share data:
Net loss per share - basic	$(0.04)	$(0.45)	$(0.07)	$(0.61)	$(0.07)

Weighted-average common shares	134,186,955	133,554,233	132,168,463	133,648,043	131,704,547

Net loss per share - diluted	$(0.04)	$(0.45)	$(0.07)	$(0.61)	$(0.07)
Weighted-average common and common equivalent shares	134,186,955	133,554,233	132,168,463	133,648,043	131,704,547

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2003	June 30, 2003	December 31, 2002
	(Unaudited)	(Unaudited)	(Condensed Audited)
Assets
Current assets:
Cash, cash equivalents and investments	$291,434	$321,019	$335,913
Accounts receivable, net	46,457	40,576	34,977
Inventories, net	64,076	58,048	36,283
Other current assets	10,039	9,188	9,621
Assets held for sale, net	24,528	24,505	—
Total current assets	436,534	453,336	416,794

Long-term investments in marketable securities	86,522	80,268	131,127
Property, plant, equipment and other, net	262,673	266,774	292,745
Total assets	$785,729	$800,378	$840,666

Liabilities and Stockholders’ Equity
Current liabilities:
Current installment of long-term debt	$—	$—	$341
Accounts payable and accrued expenses	62,545	71,358	39,348
Total current liabilities	62,545	71,358	39,689

Deferred tax liabilities	6,572	6,572	6,550
Long-term liabilities, less current installments	269,424	269,574	268,755
Total liabilities	338,541	347,504	314,994
Stockholders’ equity	447,188	452,874	525,672
Total liabilities and stockholders’ equity	$785,729	$800,378	$840,666

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarters Ended			Nine Months Ended
	September 30, 2003	June 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	70.2%	74.3%	64.6%	74.0%	64.8%
Gross profit	29.8%	25.7%	35.4%	26.0%	35.2%
Operating expenses:
Research, development and engineering	20.1%	24.3%	23.5%	22.8%	21.6%
Selling, general and administrative	14.6%	19.8%	14.0%	17.4%	16.1%
Impairment of long lived assets	0.0%	0.0%	8.2%	0.0%	3.0%
Acquisition related costs	0.0%	0.0%	12.1%	0.2%	4.4%
Severance costs	0.0%	3.6%	1.4%	1.3%	0.5%
Lease termination costs	0.0%	57.6%	0.0%	18.8%	0.0%
Total operating expenses	34.7%	105.3%	59.2%	60.5%	45.6%
Loss from operations	-4.9%	-79.6%	-23.8%	-34.5%	-10.4%

Interest income (expense) and other	-2.0%	-2.1%	-0.6%	-2.0%	0.0%
Impairment of equity investments	-0.2%	0.0%	-6.8%	0.0%	-4.2%
Gain on retirement of debt	0.0%	0.0%	5.2%	0.0%	3.1%
Foreign currency gains, net	0.0%	0.0%	0.0%	0.0%	2.3%
Other income (expense), net	-2.2%	-2.1%	-2.2%	-2.0%	1.2%
Loss before income tax	-7.1%	-81.7%	-26.0%	-36.5%	-9.2%
Income tax expense (benefit)	0.2%	0.1%	-13.0%	0.1%	-4.6%
Net loss	-7.3%	-81.8%	-13.0%	-36.6%	-4.6%

SUPPLEMENTAL PRO FORMA DISCLOSURES*

Reconciliation of GAAP to Pro Forma Earnings Statement

(Unaudited)

(In thousands, expect per share amounts)

	Quarters Ended			Nine Months Ended
	September 30, 2003	June 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002
Net loss as reported, (GAAP)	$(5,764)	$(59,560)	$(9,214)	$(81,839)	$(8,979)
Adjustments to net loss:
plus acquisition related costs	—	—	8,575	500	8,575
plus severance costs	—	2,643	1,011	2,793	1,011
plus lease termination costs	—	41,962	—	41,962	—
plus impairment of long lived assets	—	—	5,829	—	5,829
plus impairment of equity investments	150	—	4,850	150	8,100
less foreign currency gains, net	—	—	—	—	(4,570)
less gain on retirement of debt	—	—	(3,711)	—	(6,009)
Subtotal adjustments	150	44,605	16,554	45,405	12,936
Tax benefit on adjustments computed at the effective tax rate for the period	—	—	8,277	—	6,468
Pro forma net loss	$(5,614)	$(14,955)	$(937)	$(36,434)	$(2,511)

Pro forma net loss per share
Basic and diluted	$(0.04)	$(0.11)	$(0.01)	$(0.27)	$(0.02)

Net loss per share as reported, (GAAP)
Basic and diluted	$(0.04)	$(0.45)	$(0.07)	$(0.61)	$(0.07)

* To supplement our consolidated financial statements presented in accordance with GAAP, TriQuint uses non-GAAP measures of pro forma net income and pro forma earnings per share, which are adjusted from our GAAP results to exclude certain non-cash charges, severance costs and gains.  These non-GAAP adjustments are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future.  We believe the non-GAAP results provide useful information to both management and investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results.  These non-GAAP measures are included to provide investors and management with an alternative method for assessing TriQuint’s operating results in a manner that is focused on the performance of TriQuint’s ongoing operations and to provide a more consistent basis for comparison between quarters.  Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods.  In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting.  The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.